UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K/A

(Amendment No. 1)

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CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  March 29, 2019

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EXLSERVICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-33089 (Commission File Number)	82-0572194 (I.R.S. Employer Identification No.)

320 Park Avenue, 29th Floor New York, New York (Address of principal executive offices)	10022 (Zip code)

 Registrant’s telephone number, including area code:  (212) 277-7100

NOT APPLICABLE

(Former name or address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EXLS	NASDAQ

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed on April 4, 2019 (the “Original Filing”) by ExlService Holdings, Inc. (the “Company”). The Original Filing reported, among other items, the Company’s commencement of substantially winding down the operations of the Health Integrated business. At the time of the Original Filing, the Company was not able to make a good faith determination of the amount or range of amounts of each major type of cost that would be incurred or the amount or range of amounts of costs that would result in future cash expenditures. The Company hereby amends the Original Filing to include information on such estimate or range of estimates with respect to such action in Item 2.05 below. Other than as set forth in Item 2.05 below, no other disclosure in the Original Filing is amended by this Form 8-K/A.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On July 10, 2019, the Company determined that it currently expects to incur pre-tax costs in the range of $8.5 million to $10.0 million to wind down the Health Integrated business. Components of the major types of estimated pre-tax costs include contract termination costs between $3.0 million and $3.5 million, impairments of property, equipment and right-of-use assets between $3.0 million and $3.5 million, and employee severance, retention and other associated costs between $2.5 million and $3.0 million. Expected cash expenditures in connection with the wind down are now estimated to be in the range of $7.0 million to $8.0 million. Costs and cash expenditures expected to be incurred are subject to a number of assumptions, and we may incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with the foregoing or any of the factors listed below under “Cautionary Note Regarding Forward-Looking Statements”. We currently expect the wind down process to be substantially completed by the end of 2019.

Item 2.06. Material Impairments.

The disclosure set forth above in Item 2.05 of this Amendment No. 1 to Current Report on Form 8-K is incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements.

This Form 8-K release contains forward-looking statements. Investors should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. These statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to successfully close and integrate strategic acquisitions, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These risks, including the risk that we are not able to accurately estimate or manage the costs or timing of winding down businesses, could cause actual results to differ materially from those implied by forward-looking statements in this release. Any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXLSERVICE HOLDINGS, INC.
(Registrant)

Date: July 16, 2019	By:	/s/ Ajay Ayyappan
	Name:	Ajay Ayyappan
	Title:	General Counsel and Corporate Secretary